                                                                  EXHIBIT 10.21

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of this 1st day of February, 1999, by and between CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("Purchaser"), whose address is 400 Inverness Drive South, Fourth Floor, Englewood, Colorado 80112, and KANSAS COMMUNICATIONS, INC., a Kansas corporation ("Seller"), whose address is 8206 Marshall Drive, Lenexa, Kansas.

     WHEREAS, Seller is engaged in the business of providing telephone service, equipment and installation, and maintenance throughout Missouri, Kansas and Wisconsin (the "Business").

     WHEREAS, Seller uses the trade names "BT Services" in Missouri, "Kansas Communications" in Kansas and "SoftNet Business Solutions" in Wisconsin. Purchaser wishes to acquire the rights Seller has to the trade names "BT Services" and "Kansas Communications," but not to the trade name "SoftNet Business Solutions."

     WHEREAS, Purchaser intends to buy, and Seller intends to sell, substantially all of the assets of Seller that relate directly or indirectly to Seller's Business, upon the terms and conditions set forth in this Agreement. In addition, Purchaser desires to assume certain specific liabilities of Seller as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, both parties agree as follows:

1.   TRANSFER OF ASSETS.  SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT,
     ------------------
SELLER AGREES TO SELL AND DELIVER TO PURCHASER, AND PURCHASER AGREES TO PURCHASE FROM SELLER, AS OF THE CLOSING BALANCE SHEET DATE (AS DEFINED HEREIN), ALL OF SELLER'S RIGHT, TITLE AND INTEREST TO AND IN ALL ASSETS, PROPERTIES AND RIGHTS (OF ANY KIND, NATURE, CHARACTER AND DESCRIPTION, WHETHER TANGIBLE OR INTANGIBLE, WHETHER ACCRUED, CONTINGENT OR OTHERWISE, WHEREVER LOCATED) OWNED BY SELLER AS OF THE CLOSING BALANCE SHEET DATE THAT RELATE TO OR ARE USED IN, OR OTHERWISE ASSOCIATED WITH, THE BUSINESS (THE "PURCHASED ASSETS"); PROVIDED, HOWEVER, SELLER WILL RETAIN AND NOT TRANSFER TO PURCHASER THE ASSETS DESCRIBED IN SECTION 2 OF THIS AGREEMENT (THE "EXCLUDED ASSETS"). THE PURCHASED ASSETS SHALL INCLUDE, WITHOUT LIMITATION, THE FOLLOWING:

1.1. Personal Property.  All equipment, fixtures, furniture, supplies and other
     -----------------
personal property owned, utilized or held for use by Seller in the Business, including, without limitation, the equipment and other assets described on

Schedule 1. 1 (the "Personal Property").
-------------

1.2. Leases.  All rights of Seller under the leases of real property and
     ------
Personal Property used in connection with Seller's Business which are listed on
Schedule 1.2 under the heading "Assumed Leases."  The leases referred to in this
------------
Section 1.2 are referred to herein as the "Assumed Leases." The Assumed Leases shall not include, however, and Purchaser shall not assume, any other lease that is not an Assumed Lease (collectively, the "Excluded Leases").

1.3. Contracts. All rights of Seller (including, without limitation, all of
     ---------
Seller's right to receive goods and services and to assert claims and to take other action with respect to breaches, defaults and other violations pursuant to such contracts) under all contracts, agreements and commitments which are identified on Schedule 1.3.A; provided that the assumption of such contracts,
              ---------------
agreements and commitments by Purchaser shall not constitute a waiver of any rights of indemnification or other rights under this Agreement which Purchaser may have by virtue of such contract, or any of its provisions, constituting a breach of any representation or warranty made by Seller herein. The contracts referred to in this Section 1.3 are referred to herein as the "Assumed Contracts." The Assumed Contracts shall not include, however, and Purchaser shall not assume, any other contract which is not an Assumed Contract, including, without limitation, those contracts set forth under the heading "Excluded Contracts" on Schedule 1.3.B (collectively, the "Excluded Contracts").
                        --------------

1.4. Intangible Assets.  All of Seller's right, title and interest in and to all
     -----------------
goodwill, licenses, trade names (including, without limitation, the names "Kansas Communications" and "BT Services," together with all derivations and variations of such names, but specifically excluding the name "SoftNet Business Solutions," together with all derivations and variations of such name), assumed names, trade dress, business identifiers, trademarks, service marks, copyrights, applications and registrations for any of the foregoing, trade secrets, confidential information, know-how, causes of action (including all claims for infringement), claims (including contractual claims), contractual rights or agreements granting any right, title, license or privilege with respect to intellectual property and all other intangible assets relating to, used in or held for use in the operation of the Business (the "Intangible Assets"), including, without limitation, the Intangible Assets listed on Schedule 1.4.
                                                               ------------

1.5.      Intentionally Omitted.
          ----------------------

1.6.      Records and Documents. All records, computer software and documents,
          ---------------------
computer source codes and programs, books, supplier, dealer and customer lists, catalogs and technical data, work orders, credit information and correspondence, operating data, drawings, blueprints, specifications, designs, financial information, product data and records, account information, sales leads, sales representative information, and all other records and documents used in connection with the operation of the Purchased Assets, but specifically excluding Seller's Articles of Incorporation (with all amendments thereto), Bylaws (with all amendments thereto), corporate minutes and documents relating to the qualification of Seller as a domestic or foreign corporation in Kansas, Missouri and Wisconsin.

1.7.      Prepaid Assets.  All of Seller's rights to prepaid deposits, lease
          --------------
payments, insurance and other prepaid items, including, without limitation, those prepaid items listed on Schedule 1.7 (the "Prepaid Assets").
                              ------------

1.8.      Literature.  All sales literature, promotional literature,
          ----------
catalogs, sales and marketing materials and similar materials relating to the Business, but excluding any literature containing the named "SoftNet" and any literature that is the basis for any pending or threatened litigation. Purchaser shall be entitled to use all such materials in the operation of the Purchased Assets.

1.9.      Vehicles.  All automobiles, trucks, trailers, automotive equipment and
          --------
other vehicles owned, leased or used in connection with the operation of the Business, including, without limitation, those listed on Schedule 1.9 (the
                                                         ------------
"Vehicles").

1.10.     Accounts Receivable.  All of Seller's accounts receivable and all
          -------------------
evidences of indebtedness and rights, including contingent rights, to receive payment from any other person or entity, including, without limitation, those items listed on Schedule 1.10.A (the "Accounts Receivable"), but excluding the
                ---------------
receivables listed on Schedule 1.10.B due from the Shareholder of Seller under
                      ---------------
the heading "Excluded Receivables." The term "Shareholder" shall mean SoftNet Systems, Inc., the sole shareholder of Seller.

1.11.     Inventory.  All of Seller's inventory used in connection with the
          ---------
Business, including, but not limited to, the inventory items listed on Schedule
                                                                       --------
1.11 (the "Inventory").

1.12.   No Encumbrances. Except as specifically assumed by Purchaser in
        ---------------
Section 3 of this Agreement, Seller shall transfer the Purchased Assets free and clear of all liabilities, obligations, liens, security interests and encumbrances.

              2.      ASSETS EXCLUDED FROM SALE. THERE SHALL BE
                      -------------------------
             EXCLUDED FROM SALE UNDER THIS AGREEMENT THOSE ASSETS
             SPECIFICALLY IDENTIFIED ON SCHEDULE 2 (THE "EXCLUDED
                                   ASSETS").

                             3.  LIABILITIES.
                                 -----------

3.1.    Excluded Liabilities.  Except as specifically provided in Section 3.2,
        --------------------
Purchaser shall not assume, and shall not be obligated to pay, perform or discharge any debts, liabilities or obligations of Seller, whether actual, contingent or accrued, known or unknown, including, but not limited to, any Employee Payments (as defined in Section 8.19 of this Agreement), which liabilities shall be retained by Seller and shall hereafter be referred to as the "Excluded Liabilities." Seller shall indemnify and hold Purchaser harmless (which indemnity and hold harmless shall be indefinite and not subject to the duration or other limitations in Section 15) against any Excluded Liabilities.

3.2.    Assumed Liabilities.  Subject to the terms and conditions of this
        -------------------
Agreement, Purchaser shall assume and pay, perform and discharge in accordance with their terms only the following obligations and liabilities of Seller as of the Closing Balance Sheet Date (the "Assumed Liabilities"):

           (a) liabilities identified on Schedule 3.2 which arise under the
                                         ------------
Assumed Leases and Assumed Contracts; and

           (b) those liabilities which Purchaser specifically agrees to assume and are specifically identified on Schedule 3.2.
                                   ------------

                            4.      PURCHASE PRICE.
                                    ---------------

4.1.    Amount. In consideration of Seller's sale, assignment and transfer of
        ------
the Purchased Assets and the performance by Seller of all the terms, covenants and provisions of this Agreement on its part to be kept and performed, Purchaser shall (subject to adjustment as set forth in Section 4.3) assume the Assumed Liabilities set forth on Schedule 3.2 and pay to Seller a purchase price of approximately $6,200,000 (the "Purchase Price").

4.2.    Manner of Payment of the Purchase Price.  The Purchase Price shall be
        ---------------------------------------
paid to Seller in the following manner:

                (a) $100,000 has previously been paid by Purchaser to Seller as an earnest money deposit on November 11, 1998, and shall be applied towards the Purchase Price on the Closing Date (as defined herein).

                (b) $1,400,000 shall be paid in immediately available funds to Seller, in accordance with Seller's written payment instructions, on the Closing Date.

                (c) $2,000,000 shall be paid pursuant to a secured promissory note in favor of Seller in the form attached hereto as Exhibit A (the
                                                                  ---------
"Secured July Note"), which shall be secured by a security agreement in the form attached hereto as Exhibit B, on the Closing Date.
                   ---------

                (d) 30,000 shares of common stock, no par value, (the "Convergent Stock", and together with the Additional Shares (as defined herein), referred to herein as the "Convergent Stock") of Purchaser's parent company, Convergent Communications, Inc., a Colorado corporation ("Convergent"), which Seller and Purchaser have agreed is valued at $10.00 per share for a total of $300,000 shall be issued as follows: Purchaser shall cause Convergent to deliver a treasury request to Convergent's transfer agent directing the issuance to Seller of 30,000 shares of Convergent Stock. In order to evidence such transfer and issuance of the Convergent Stock, Purchaser shall cause Convergent to deliver a copy of the treasury request issued to Convergent's transfer agent to Seller on the Closing Date. The share certificate evidencing the Convergent Stock shall be delivered to Seller by Convergent's transfer agent within twenty
(20) days of the Closing Date.

                (e) $1,000,000 shall be paid pursuant to a secured promissory note in favor of Seller in the form attached hereto as Exhibit C
                                                                  ---------
("Secured Purchaser's Note"), which shall be secured by a security agreement in the form attached hereto as Exhibit B, on the Closing Date.

                (f)     $1,500,000, less any adjustments made pursuant to
Section 4.3(a), shall be paid pursuant to a secured promissory note in favor of Seller in the form attached hereto as Exhibit D ("Secured Contingent Note"), which shall be secured by a security
   ---------
agreement in the form attached hereto as Exhibit B, not later than twenty (20)
                                         ---------
days of the Closing Date.

4.3.    Adjustments to the Purchase Price.
        ---------------------------------

                (a) Within fifteen (15) days of the Closing Date (the "Adjustment Date"), Seller shall deliver to Purchaser the Seller's balance sheet prepared by Seller for the period ended January 31, 1999 (the balance sheet is referred to herein as the "Closing Balance Sheet," and the date of such Closing Balance Sheet is referred to herein as the "Closing Balance Sheet Date"). If the Closing Balance Sheet indicates net working capital and assets of less than $2,200,000 (such amount being referred to herein as the "Deficiency Amount"), the Purchase Price, and thereby the Secured Contingent Note, shall each be reduced dollar for dollar by the Deficiency Amount. If the Closing Balance Sheet indicates net working capital and assets greater than $2,200,000 (such amount being referred to herein as the "Share Increase"), the Purchase Price shall be increased dollar for dollar by the Share Increase and shall be paid to Seller in additional shares of Convergent Stock, rounded to the nearest $10.00 (the "Additional Shares"). "Net working capital" shall be calculated for illustration purposes as set forth in the second column of Seller's Balance Sheet (as defined herein) set forth on Schedule 4.3. Cash as of the Closing Balance Sheet Date
                     ------------
shall remain with Seller, and the Purchaser shall pay this amount to Seller on the Adjustment Date.

                (b) Seller shall reimburse Purchaser on a dollar for dollar basis for any accounts receivable reflected on the Seller's Balance Sheet that remain uncollected after April 30, 1999 (the "Uncollected Accounts Receivable") in the manner described in this Section 4.3(a). Prior to April 30, 1999, Purchaser shall make reasonable efforts to collect such receivables in the ordinary course of its business. Within thirty (30) days of April 30, 1999, Purchaser shall have the right to: (i) reduce the Allowance for Doubtful Accounts reflected on the Seller's Balance Sheet on a dollar for dollar basis to the extent of the Uncollected Accounts Receivable, and (ii) to the extent that the amount of the Uncollected Accounts Receivable is greater than the Allowance for Doubtful Accounts reflected on the Seller's Balance Sheet, offset any such Uncollected Accounts Receivable from the amounts owing to Seller under the Secured Contingent Note and then the Secured Purchaser's Note, in that order. Purchaser shall notify Seller of the Uncollected Accounts Receivable and assign to Seller the right to pursue any claims arising out of such Uncollected Accounts Receivable for Seller's benefit in connection therewith.

                (c)      In the event that the Fujitsu Consent (as defined in
Section 11.3(a)) has not been delivered to Purchaser in accordance with Section 11.3(a) within forty-five (45) days of the Closing Date, the Purchase Price and the Secured Contingent Note shall each be reduced in the amount of $600,000; provide, however, if the Fujitsu Consent is delivered to Purchaser prior to the maturity date of the Secured Contingent Note, the $600,000 will be reinstated in the Secured Contingent Note and shall be due and payable in accordance with the terms of such Note. In the event that the three (3) Executone Assignments and Amendments (as defined in Section 11.3(b)) and the consents to the transfer or assignment of the Assumed Contracts identified as Items 1 through 9 on Schedule
                                                                       --------
1.3.A, have not been delivered to
-----

Purchaser in accordance with Section 11.3(b) within forty-five (45) days of the Closing Date, the Purchase Price, and thereby the Secured Contingent Note, shall each be reduced in the amount of $10,000 for each such consent or Executone Assignment and Amendment that has not been delivered; provided, however, that
                                                      --------  -------
the adjustment shall not exceed $90,000.


                (d) Within 45 days of the Closing Date, Purchaser shall have completed a written inventory of all of the fixed assets that comprise the fixed assets being purchased hereunder (the "Fixed Asset Inventory List"), which is identified on the Closing Balance Sheet as "net fixed assets" (the "Fixed Asset Value"). If the Fixed Asset Value is $50,000 or greater than the value reflected on the Fixed Asset Inventory List, then the Purchase Price and the Secured Contingent Note shall each be reduced dollar for dollar as of the Closing Date to reflect the decrease in value. If the Fixed Asset Value is within $50,000 of the value reflected on the Fixed Asset Inventory List, then there shall be no adjustment to the Purchase Price pursuant to this Section 4.3(d).

                (e) In the event that the outstanding principal amount of the Secured Contingent Note or the Secured Purchaser's Note is required to be adjusted in accordance with this Section 4.3, Purchaser shall execute and deliver to Seller an Allonge Endorsement in the form attached hereto as Exhibit
                                                                        -------
H-1 or Exhibit H-2, whichever the case may be (the "Allonge Endorsement"), and
---    -----------
Seller shall attach such Allonge Endorsement to the Secured Contingent Note or the Secured Purchaser's Note, as the case may be. Upon execution and delivery of any Allonge Endorsement by Purchaser to Seller, the respective Secured Contingent Note or Secured Purchaser's Note, as the case may be, shall automatically be deemed to be amended to reflect any adjustment to the outstanding principal and interest amounts of such Note in accordance with the terms of this Agreement with no further action required by Purchaser.

4.4.    Allocation of Purchase Price.  The Purchase Price shall be assigned
        ----------------------------
and allocated to the Purchased Assets in the manner mutually agreed upon by the parties within 20 days of the Closing Date and in accordance with the allocation to be described in Schedule 4.4 attached hereto.
                   -------------

4.5.    Payments of Transfer Tax.  All taxes imposed in connection with the
        ------------------------
sale and transfer of the Purchased Assets to Purchaser shall be borne by Seller and Seller shall indemnify and hold Purchaser harmless with respect to any such tax which might be levied on or collected from Purchaser.

                       5.         INTENTIONALLY OMITTED.
                                  ---------------------

6.    CLOSING.  THE CLOSING OF THIS TRANSACTION, INCLUDING THE TRANSFER OF ALL
      -------
OF THE PURCHASED ASSETS AND THE ASSUMPTION OF THE ASSUMED lIABILITIES), SHALL TAKE PLACE AT THE OFFICES OF FREEBORN & PETERS, 950 SEVENTEENTH STREET, SUITE 2600, DENVER, COLORADO AT 10:00 A.M. ON THE 12TH DAY OF fEBRUARY, 1999 (THE "CLOSING DATE").

7.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.  AS MATERIAL REPRESENTATIONS
      -------------------------------------------
TO INDUCE SELLER TO ENTER INTO THIS TRANSACTION, PURCHASER MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO SELLER, EACH OF WHICH IS TRUE AND CORRECT AS OF THE CLOSING DATE:

7.1.  Corporate Organization.  Purchaser is a corporation duly organized and
      ----------------------
existing in good standing under the laws of the State of Colorado and has filed all reports required to be filed with the Secretary of State of the State of Colorado and has all corporate power and authority to own, operate and lease its properties and carry on its businesses as now conducted. Purchaser is duly licensed and qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which such qualification is necessary whether by reason of the ownership or leasing of its properties or the conduct or nature of its business.

7.2.  Authorization of Agreement.  Purchaser has all corporate power and
      --------------------------
authority to execute and deliver this Agreement and to consummate the transactions provided for herein and the execution and delivery of this Agreement by Purchaser and the performance of its obligations to be performed hereunder have been duly authorized by all necessary and appropriate action by Purchaser's Board of Directors. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of, or constitute a default under, the terms or conditions of Purchaser's Articles of Incorporation or Bylaws, or any order, judgment or decree or any agreement or instrument to which Purchaser is a party or by which Purchaser or its assets are bound or affected. This Agreement is, and each other agreement and document to be executed by Purchaser will be when so executed, a valid and binding obligation of Purchaser enforceable in accordance with its terms.

7.3. Disclosure.  No representation or warranty by Purchaser contained in this
     ----------
Agreement or in any writing to be furnished pursuant hereto or previously furnished to Seller contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements therein contained not misleading. All statements and information contained in any certificate, instrument, disclosure schedule or document delivered by or on behalf of Purchaser shall be deemed representations and warranties by Purchaser.

7.4. Consents.  Purchaser shall have delivered to Seller copies of all
     --------
consents from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by Purchaser, on or prior to the Closing Date.

7.5. Purchase Price Allocation.  Purchaser represents, warrants and covenants
     -------------------------
to Seller to report the transaction contemplated by this Agreement as a sale and purchase of the Purchased Assets in the specific amounts to be described on
Schedule 4.4 for purposes of federal, state and local taxes or filings required
------------
to be made under the Securities Exchange Act of 1934, as amended, after the Closing Date and shall not take any position to the contrary in any tax return or proceeding before any taxing authority. Purchaser shall cooperate fully with Seller, shall execute any documents reasonably requested by Seller, and shall furnish appropriate information and testimony, upon request, with respect to any liability asserted by taxing authorities, all without payment of further consideration; provided such tax liability relates to the Purchased Assets or Assumed Liabilities after the Closing Date.

7.6. Brokers and Finders.  Neither Purchaser nor any affiliate nor any officer
     -------------------
or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.

7.7. Convergent Stock.  The Convergent Stock will, upon issuance, be duly
     ----------------
authorized, fully paid and non-assessable.

8.   REPRESENTATIONS AND WARRANTIES OF SELLER.  AS MATERIAL REPRESENTATIONS TO
     ----------------------------------------
INDUCE PURCHASER TO ENTER INTO THIS TRANSACTION, SELLER MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO PURCHASER, EACH OF WHICH IS TRUE AND CORRECT AS OF THE CLOSING DATE:

8.1. Corporate Organization.  Seller is a corporation duly organized and
     ----------------------
existing in good standing under the laws of the State of Kansas and has filed all reports required to be filed with the Secretary of State of the State of Kansas and has all corporate power and authority to own, operate and lease its properties and carry on its businesses as now conducted. Seller is duly licensed and qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which such qualification is necessary whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. Seller is a wholly-owned subsidiary of Shareholder.

8.2. Authorization of Agreement.  Seller has all corporate power and
     --------------------------
authority to execute and deliver this Agreement and to consummate the transactions provided for herein and the execution and delivery of this Agreement by Seller and the performance of its obligations to be performed hereunder have been duly authorized by all necessary and appropriate action by Seller's Board of Directors. Subject to the provisions of Section 8.30, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of, or constitute a default under, the terms or conditions of Seller's Articles of Incorporation or Bylaws, or any order, judgment or decree or any agreement or instrument to which Seller is a party or by which Seller or its assets are bound or affected. This Agreement is, and each other agreement and document to be executed by Seller will be when so executed, a valid and binding obligation of Seller enforceable in accordance with their terms.

8.3. Financial Statements.  Seller has delivered to Purchaser copies of the
     --------------------
balance sheets of Seller as of September 30, 1997, September 30, 1998, and December 31, 1998 (the later balance sheet is referred to herein as "Seller's Balance Sheet," and the date of such Seller's Balance Sheet being referred to herein as the "Seller's Balance Sheet Date") and the related unaudited statement of income and cash flows of Seller for the period then ended, all of which are complete and correct, have been prepared from the books and records of Seller consistently maintained throughout the periods indicated and fairly present the financial condition of Seller as of their respective dates and the results of its operations for the periods covered thereby. Seller's books of account are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

8.4.  Absence of Undisclosed Liabilities. To the best knowledge of Seller, and
      ----------------------------------
except as set forth on Schedule 8.4, there are no liabilities or obligations,
                       ------------
direct or indirect, absolute or contingent, or any outstanding evidence of indebtedness, including any open purchase orders, arising out of or relating to the Business or the Purchased Assets, except (i) as fully reflected or as specifically reserved against on the Seller's Balance Sheet, and (ii) liabilities incurred in the ordinary course of business after the Seller's Balance Sheet Date, consistent with Seller's prior practice, which, in the aggregate, do not result in any adverse change in the financial condition of the Business or the Purchased Assets from that set forth in Seller's Balance Sheet.

8.5.  Business Changes.  Except as set forth on Schedule 8.5, since the Seller's
      ----------------                          ------------
Balance Sheet Date, there has not been:

                (a) with respect to the Business, Seller or the Purchased Assets, any material adverse change in condition or prospects (financial or other); (ii) material damage, destruction or loss (whether or not covered by insurance); or (iii) material transaction outside the ordinary course of business;

                (b) any sale, lease, transfer, assignment, abandonment or other disposition of any asset that if owned by Seller on the Closing Date would have been a Purchased Asset (other than in the ordinary course of business);

                (c) any notice or indication of termination or potential termination of any other material contract, lease or relationship, which, in any case or in the aggregate, has or may have an adverse effect upon the Business or the Purchased Assets;

                (d) any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or to be paid, or any agreement or promise to pay, conditionally or otherwise, any extra compensation to any officer, director or employee of Seller, other than in the ordinary course of business consistent with past practice ;

                (e) any other change in the selling, pricing, advertising or personnel practices of Seller inconsistent with Seller's prior practice and prudent business practices prevailing in the industry;

                (f) any payment of any liability other than those then required to be discharged or satisfied or current liabilities shown on the Seller's Balance Sheet and current liabilities incurred since the Seller's Balance Sheet in the ordinary course of business and consistent with past practices;

                (g) any intercompany loans or payments, dividends or transfers of cash or other assets by Seller out of the ordinary course of business other than the payments to the

Shareholder of the cash reflected on the Closing Balance Sheet in accordance with Section 4.3(a);

                (h) any material deviation from the ordinary and usual course of conducting the operation of the Business;

                (i) any mortgage, pledge or creation of any lien, charge, security interest or other encumbrance on any of the Purchased Assets;

                (j) any change or modification of Seller's accounting methods or practices;

                (k)     any indebtedness incurred by Seller for money borrowed;

                (1)     any capital expenditures in excess of $50,000;

                (m) any negotiations or contract for the sale of the Business, or any part thereof or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);

                (n) any declaration of payment of dividends upon or in respect of any of its shares of capital stock, or redemption or obligation to redeem any of its shares of capital stock or other securities, other than the payments to the Shareholder of the cash reflected on the Closing Balance Sheet in accordance with Section 4.3(a); or

                (o) any encounter with any labor union organizing activity, any actual or threatened employee strikes, works stoppages, slowdowns or lockouts or any material change in its relations with its employees, agents, customers and suppliers.

8.6.  Title to Purchased Assets. Except as set forth on Schedule 8.6, Seller has
      -------------------------                         ------------
good, indefeasible and marketable title to all Purchased Assets, free and clear of all mortgages, security interests, title retention agreements, options to purchase, rights of first refusal, liens, easements, encumbrances, restrictions and other burdens of any nature whatsoever ("Liens"). Except for the Liens set forth on Schedule 8.6, and subject to the provisions of Section
         ------------
8.30, none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof and Seller has complete and non-restricted power and right to sell, assign, convey and deliver the Purchased Assets to Purchaser as contemplated hereby. On the Closing Date, Purchaser will receive good and marketable title to all the Purchased Assets, free and clear of all Liens, but subject to any Liens disclosed on Schedule 8.6 and the provisions of Section
                                  ------------
8.30.

8.7.    Condition of Purchased Assets. To the best knowledge of Seller, (i) no
        -----------------------------
maintenance outside the ordinary course of business is needed with respect to the Purchased Assets, and (ii) the Purchased Assets are in all respects in good condition and working order (reasonable wear and tear excepted).

8.8.    Inventory. The inventory reflected on the Seller's Balance Sheet, or
        ---------
thereafter acquired and as set forth on Schedule 1.11, is, after the reserve for
                                        -------------
obsolete inventory, merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, none of such item is obsolete or below standard quality, and each item of such inventory reflected in the Balance Sheet and the books and records of Seller and set forth on Schedule 1.11 is
                                                           -------------
valued at the lower of cost (on a last-in, first-out basis) or market. The Purchased Assets include the quantity of each type of such inventory to meet the normal requirements of Seller's business and operations.

8.9.    Personal Property. The Personal Property reflected on the Closing
        -----------------
Balance Sheet or otherwise set forth on Schedule 1.1 or delivered by Seller
                                        ------------
pursuant to Section 11.3(j), contains a true and complete list of all equipment, fixtures, furniture, supplies and other personal property owned, utilized or held for use by Seller in the Business.

8.10.   Contracts and Leases.  To the best knowledge of Seller, except as set
        --------------------
forth on Schedule 8.10, and subject to the provisions of Section 8.30: (i)
         -------------
Seller does not have any oral or written rights, obligations, powers of attorney, contracts, agreements, instruments, or leases with respect to the Business or the Purchased Assets other than the Assumed Leases and Assumed Contracts and the Excluded Leases and Excluded Contracts listed on Schedule 1.2
                                                                   ------------
and Schedule 1.3, respectively; (ii) all Assumed Leases and Assumed Contracts
    ------------
are legally valid and binding and in full force and effect with respect to the parties thereto; and (iii) neither Seller nor any of the other parties to any of the Assumed Leases and Assumed Contracts are in default or breach thereof, and Seller has no notice or knowledge of any claimed breach, or of the occurrence of any event which after the passage of time or the giving of notice or both would constitute a breach by any party to any Assumed Lease and Assumed Contract. Subject to the provisions of Section 8.30, (i) none of the rights of Seller under the Assumed Leases and the Assumed Contracts will be impaired in any respect by the consummation of the transactions contemplated by this Agreement, and (ii) the Assumed Leases and Assumed Contracts are validly assignable and all of the rights of Seller thereunder will be enforceable by Purchaser after the Closing Date without the consent or agreement of any other party.

8.11.   Litigation and Proceedings; Product Liability; Liquidation.
        ----------------------------------------------------------

                (a)     Except as set forth on Schedule 8.11, there is no suit,
                                               -------------
action or legal, administrative, arbitrative or other proceeding pending or threatened against Seller affecting the Purchased Assets, and, to the best knowledge of Seller, Seller is not under investigation, nor has Seller received any written notice of any proceeding which is with respect to any charge concerning violation of any law or administrative regulation, federal, local or state, in respect to the operation of the Purchased Assets.

                (b) There have been no product liability claims and similar claims, actions, litigation or other proceedings relating to products, or services rendered by Seller which are presently pending or, to the best knowledge of Seller, which are threatened, or which have been asserted or commenced against Seller within the past two (2) years, in which a party thereto either requested injunctive relief (whether temporary or permanent) or alleged damages in excess of $5,000 (whether or not covered by insurance), in respect to the operation of the Purchased Assets.

                (c) Seller has not adopted any plan of liquidation or dissolution affecting the Purchased Assets.

8.12.   Government Licenses and Permits.  To the best knowledge of Seller: (i)
        -------------------------------
Seller has all state, county and city governmental licenses and permits necessary to operate the Business and own and use the Purchased Assets as conducted, owned and used prior to the Closing Date and such licenses and permits are in full force and effect; (ii) Seller is not aware of any rights of Seller under such licenses and permits which are not transferable to Purchaser under applicable law solely upon the assignment of such licenses and permits by Seller to Purchaser hereunder or which will not be exercisable by Purchaser after the consummation of the transactions contemplated by this Agreement; and
(iii) Seller is not aware of and has not received any written notice of any proceeding which is pending or threatened regarding the revocation or limitation of any such governmental license or permit and, to the best knowledge of Seller, there is no such basis or grounds for any revocation or limitation of any such governmental license or permit.

8.13.   Taxes.  Except as set forth on Schedule 8.13, all federal, state, county
        -----                          -------------
and local property, income, excise, sales, transfer, use, gross receipts, ad valorem, payroll and other taxes, fees and assessments imposed on the Business of Seller as of the Closing Balance Sheet Date and payable by Seller and all federal and state payroll taxes required to be withheld by Seller as of the Closing Balance Sheet Date have been or will be on the Closing Date duly, timely and fully reported, paid and discharged except where extensions have been applied for and granted and where such extensions have not expired. Except as set forth on Schedule 8.13, all federal, state, county, local and other tax
             -------------
returns required to be filed by or on behalf of Seller have been timely filed and, when filed, were true and correct in all respects. From the Seller's Balance Sheet Date until the Closing Balance Sheet Date, Seller shall pay all taxes as and when the same become due and payable.


8.14.   Intangible Assets.  Schedule 1.4 contains a true and complete list of
        -----------------   ------------
all trademarks, trade names, trade dress, service marks, copyrights and licenses thereof relating to the Business and all pending applications and applications to be filed therefor used or to be used in the operation of the Business, all of which are fully assignable and are being transferred hereunder to Purchaser free and clear of any adverse interests. Except as set forth on Schedule 1.4, all
                                                            ------------
other trade secrets, confidential information, and know-how used in the operation of the Business are fully assignable and are being transferred hereunder free and clear of any adverse claims or interests, and no licenses, sublicenses, covenants or agreements have been granted or entered into by Seller relating to any such trademarks, trade names, service marks, licenses, applications trade secrets, know-how, and other confidential information and intangible assets. To the best knowledge of Seller, the Business and the use of its products by customers have not involved any infringement, and there exists no basis for any claim of infringement, of any trademarks, trade names, service marks, copyrights, licenses, or intangible assets of others. Seller does not require any of such rights or intangible assets that it does not already have (and which are being transferred to Purchaser) in order to conduct its business as currently being conducted or proposed to be conducted. There are no inquiries, investigations or claims or litigation challenging or threatening to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any such trade rights or intangible assets. To the best knowledge of Seller, all such trade rights or intangible assets of Seller are valid and enforceable and there are no equitable defenses to enforcement based on any act or omission of Seller, and no other person is infringing on the trade rights and intangible assets of Seller.

8.15.   Compliance with Law.  To the best knowledge of Seller, Seller and the
        -------------------
operations of the Business and the use of the Purchased Assets are in compliance with all applicable federal, state, local and international laws or ordinances and any other rule or regulation of any international, federal, state or local agency or body, including, without limitation, all energy, safety, environmental, zoning, health, trade practice, anti-discrimination, antitrust, wage, hour and price control laws, orders, rules or regulations. Schedule 8.15
                                                                  -------------
lists all citations issued to Seller in the past two (2) years from any city, state or federal agency, and except as set forth on Schedule 8.15, all citations
                                                    -------------
that have been issued have been properly remedied. Seller has not received any written notice of any proceeding which is from any governmental body claiming any violation or alleged violation of any law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with the Purchased Assets or the Business with which Seller has not complied. To the best knowledge of Seller, Seller has no liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violations of any law, ordinance, code, rule or regulation. Except as set forth on Schedule 8.13, all
                                                             -------------
reports and returns required to be filed by Seller with any governmental authority have been filed and were accurate and complete when filed.

        To the best of Seller's knowledge, no payments of cash or other consideration have been made to any person, entity or government by Seller or by any agent, employee, officer, director, Shareholder or other person or entity on behalf of Seller which were unlawful under the laws of the United States or any state or other governmental authority.

8.16.   Accounts Receivable.  Set forth on Schedule 1.10 is a complete and
        -------------------                -------------
accurate list of all Accounts Receivable of Seller as of the Seller's Balance Sheet Date. All of the Accounts Receivable reflected on the Seller's Balance Sheet arose in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and are currently collectible at the aggregate recorded amounts thereof, less the reserve for bad debts reflected on the Seller's Balance Sheet, and are not subject to any counterclaims or setoffs (other than Purchaser's right to setoff under the terms of this Agreement). Accounts Receivable arising after the Seller's Balance Sheet Date through the Closing Date, have arisen in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and are current and collectible at the aggregate recorded amounts thereof, less a reserve for bad debts consistent with the reserve stated on the Seller's Balance Sheet.

8.17.   Environmental Matters.  To the best knowledge of Seller: (i) Seller
        ---------------------
has duly complied with, and the operation of the Business, equipment and other assets in the facilities owned or leased by Seller are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or quasi governmental authority relating to (a) error omissions, (b) discharges to surface water or ground water, (c) solid or liquid waste disposal, (d) the use, storage, generation, handling, transport, discharge, release or disposals of toxic or hazardous substances or waste, (e) the emission of non-ionizing electromagnetic radiation, or (f) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act of 1976, as amended, the Federal Water Pollution Control Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right to Know Act of 1986, as amended, and the Clean Air Act, as amended (collectively "Environmental and Health Laws") or the Federal Communications Act, as amended ("FCC Laws");
(ii) there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against Seller relating to violations of the Environmental and Health Laws or FCC Laws, and (iii) Seller has not received notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental and Health Laws or FCC Laws which relate to the use, ownership or occupancy of any property or facilities used by Seller in connection with the operation of Seller's Business or any activity of Seller's Business which would result in a violation or threatened violation of any Environmental and Health Laws or FCC Laws.

8.18.   Labor Matters.
        -------------

                (a) Seller is not a party to or bound by any union collective bargaining agreements or other labor contracts. Seller is not, with respect to the operation of the Business, a party to any pending arbitration or grievance proceeding or other claim relating to any labor contract. Seller has no knowledge of any such action in respect to the operation of the Purchased Assets.

                (b) Seller is not bound by any court, administrative agency, tribunal, commission or board decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment, employment discrimination or attempts to organize a collective bargaining unit which in any case may materially and adversely affect Seller, the Business or the Purchased Assets, and Seller has no notice or knowledge of any employment discrimination, safety or unfair labor practice or other employment-related investigation, claim or allegation against or in respect of the operation of the Purchased Assets.

                (c) Seller has made all required payments to the appropriate governmental authorities with respect to applicable unemployment compensation reserve accounts for Seller's employees. Seller has no regular full-time employees except in Kansas, Missouri and Wisconsin.

8.19.   Employment Contracts.  Except as set forth on Schedule 8.19,
        --------------------                          -------------
Seller has no employment contract with any person, nor any contract with any employee, involving termination, retirement or severance pay, deferred compensation, profit sharing or pension plans, employee benefit plans or other employee benefits or post-employment benefits of any kind. Except as specifically set forth on Schedule 3.2 and identified as account numbers 2301,
                          ------------
2302 and 2303, Purchaser shall not assume any liabilities of Seller to any former or current employee of Seller for compensation, bonus, severance, vacation, employee benefits or any other fee or wage payment of any kind or nature, including, but not limited to, any payments under COBRA or any disability or unemployment insurance policies (collectively, "Employee Payments").

8.20.   Insurance.  Seller is insured by reputable
        ---------
insurers and through the Closing Date will be adequately insured against all liabilities and risks and in at least such amounts as are usually carried by prudent business persons engaged in the same or similar lines of business (and in the case of property casualty insurance, at least at replacement cost). All premiums on policies due to the Closing Date have been paid, and no notice has been received nor does Seller have any reason to believe, that any such insurance is in default, will be canceled or not renewed, or will be renewed at premium rates materially in excess of the premiums used in preparing the financial statements of the Business.

8.21.   Disabled Employees.  No employee of Seller is eligible for long-term
        ------------------
disability but has not yet been certified as such, and (ii) no employee of Seller is on medical leave. Seller shall remain solely liable and responsible for, and Purchaser shall have no liability or responsibility whatsoever for, any Employee Payments.

8.22.   Subsidiaries.  Seller has no subsidiaries.  The Business has not been
        ------------
operated through any other direct or indirect subsidiary or affiliate of Seller's Shareholder.

8.23.   Year 2000 Compliance.
        --------------------

                (a)     Except as set forth on Schedule 8.23, (i) the Purchased
                                               -------------
Assets, including, but not limited to, all of the computer hardware, software, and embedded microcontrollers in noncomputer equipment ("the Computer Systems"), which are used by Seller in the Business, are or can be made Year 2000 Compliant (as defined below) and (ii) Seller has received certifications from the critical service providers it relies upon that all such providers, including, but not limited to, Fujitsu Business Communication Systems, Inc. and Executone Information Systems, Inc., concerning their stated compliance with Year 2000 issues.

                (b) For purposes of this Section 8.23, "Year 2000 Compliant" shall mean that the Computer Systems meet each of the following criteria

        (1) the functions, calculations, and other computing processes of the Computer Systems (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date data input into the Computer Systems, whether before, on or after January 1, 2000 and whether or not the data is affected by leap years;

        (2) the Computer Systems accept, calculate, compare, sort, extract, sequence, return and display and otherwise process date data in a consistent manner regardless of the dates used in such date data, whether before, on or after January 1, 2000;

        (3) the Computer Systems will function without interruptions caused by the date in time on which the Processes are actually performed or by the date data input to the Computer Systems, whether before, on, or after January 1, 2000;

        (4) the Computer Systems accept and respond to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner;

        (5) the Computer Systems store and display date data in ways that are unambiguous as to the determination of the century; and

        (6) no date data will cause the Computer Systems to perform an abnormally ending routine or function within the Processes or generate incorrect values or invalid results.

8.24.   Disclosure. To the best of Seller's knowledge, there exists no fact,
        ----------
condition or threatened development of any nature not otherwise disclosed in this Agreement, or the Exhibits, Schedules and attachments hereto, that would be materially adverse to the Purchased Assets or the operation of the Business. No warranty or representation by Seller contained in this Agreement, including any exhibit, schedule (including any attachment to any schedule), financial statement or certificate prepared or furnished in connection hereto, or in any writing to be furnished pursuant hereto or previously furnished to Purchaser, contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements therein contained not misleading. All statements and information contained in any certificate, instrument, disclosure schedule or documents delivered by or on behalf of Seller shall be deemed representations and warranties by Seller.

8.25.   Accuracy of Documents and Information. The copies of all instruments,
        -------------------------------------
agreements, other documents and written information set forth as, or referenced in, Exhibits, Schedules and attachments to this Agreement or specifically required to be furnished pursuant to this Agreement to Purchaser by Seller are complete and correct in all material respects.

8.26.   Purchase Price Allocation.  Seller represents, warrants and covenants
        -------------------------
to Purchaser to report the transaction contemplated by this Agreement as a sale and purchase of the Purchased Assets in the specific amounts to be described on
Schedule 4.4 for purposes of federal, state and local taxes or filings required
------------
to be made under the Securities Exchange Act of 1934, as amended, after the Closing Date, and shall not take any position to the contrary in any tax return or proceeding before any taxing authority. Seller shall cooperate fully with Purchaser, shall execute any documents reasonably requested by Purchaser and shall furnish appropriate information and testimony, upon request, with respect to any liability asserted by taxing authorities, all without payment of further consideration; provided such tax liability relates to the Purchased Assets or Assumed Liabilities as conducted by Seller prior to the Closing Date.

8.27.   Brokers and Finders.  Except for Shoreline Pacific Institutional
        ----------- -------
Finance, which has been engaged solely by Seller, neither Seller nor any affiliate nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder.

8.28.   Records and Documents.  To Seller's knowledge, the records and
        --------------------
documents required to be provided pursuant to Section 1.6 constitute all of the records and documents used in connection with, or which are necessary or desirable to operate, the Purchased Assets.

8.29.   Stock Representations.  Seller: (i) intends to acquire the shares of
        ---------------------
the Convergent Stock solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same except in accordance with this Section 8.29; (ii) understands and acknowledges that the sale of such shares of Convergent Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Convergent Stock and the Additional Shares being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable state Securities laws, and such shares of Convergent Stock may be required to be held indefinitely unless the shares of Convergent Stock are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Convergent Stock unless such shares of Convergent Stock and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Convergent Stock will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Convergent's transfer agent restricting the transferability of the Convergent Stock.

8.30.   Accuracy of Representations.  In the event that any of the foregoing
        ---------------------------
representations or warranties should be inaccurate as of the Closing Date, Seller shall have forty-five (45) days from the Closing Date by which to cure such inaccuracy (the "Cure Period"). Seller shall have delivered to Purchaser all consents to the transfer or assignment of the Assumed Contracts and the Assumed Leases on or prior to the expiration of the Cure Period. In the event that Seller fails to deliver the consents to the transfer or assignment of the Assumed Contracts identified as Items 1 through 10 on Schedule 1.3.A on or prior
                                                      --------------
to the expiration of the Cure Period, the Purchase Price, and thereby the Secured Contingent Note, shall automatically be adjusted in accordance with
Section 4.3(c).

9.     SELLER'S EMPLOYEES AND CUSTOMERS.  PURCHASER IS NOT A SUCCESSOR
       --------------------------------
BUSINESS TO SELLER NOR ANY OPERATION OF SELLER. PURCHASER SHALL NOT BE LIABLE FOR ANY OBLIGATIONS WHICH SELLER HAS ON ANY CONTRACTS, INCLUDING EMPLOYMENT CONTRACTS, EXISTING OR FUTURE WORKERS COMPENSATION CLAIMS, EMPLOYMENT DISCRIMINATION CLAIMS, UNFAIR LABOR PRACTICE CLAIMS, COMPENSATION OR EMPLOYEE PAYMENTS, EXCEPT THOSE OBLIGATIONS, IF ANY, SPECIFICALLY IDENTIFIED IN SECTION 1
                                                                       ---------
AND ON SCHEDULE 3.2, AND ANY OTHER OBLIGATIONS WHICH pURCHASER SPECIFICALLY
       ------------
ASSUMES IN WRITING. PURCHASER IS PURCHASING THE PURCHASED ASSETS ONLY, AND IS NOT ASSUMING ANY EMPLOYMENT CONTRACTS FOR ANY EMPLOYEES OR ANY OBLIGATIONS UNDER AGREEMENTS ENTERED INTO BY SELLER IN ITS OWN RIGHT AND PURCHASER SHALL NOT BE LIABLE FOR ANY SUMS OWED TO CUSTOMERS BY SELLER, EXCEPT THOSE OBLIGATIONS, IF ANY, SPECIFICALLY IDENTIFIED IN SECTION 1 AND ON SCHEDULE 3.2, AND ANY OTHER
                                ---------        ------------
OBLIGATIONS WHICH PURCHASER SPECIFICALLY ASSUMES IN WRITING.

10.    REPRESENTATIONS, COVENANTS AND AGREEMENTS OF PURCHASER. PURCHASER HEREBY
       ------------------------------------------------------
REPRESENTS, COVENANTS AND AGREES THAT:

10.1.   Accuracy of Representations and Warranties.  Each of the representations
        ------------------------------------------
and warranties of Purchaser contained in this Agreement or in any schedule, certificate or other document delivered by Purchaser is true and correct in all respects, and Purchaser has performed and satisfied all of its covenants, conditions and agreements and shall have delivered to Seller all documents and agreements required by this Agreement to be performed, satisfied or delivered by Purchaser on or prior to the Closing Date.

10.2.   Deliveries on the Closing Date. Purchaser shall have delivered or cause
        ------------------------------
to be delivered to Seller the following documents on or prior to the Closing Date:

                (a) An executed original of this Agreement, the Secured July Note, the Secured Purchaser's Note, the Security Agreement and UCC-1 financing statements to be filed in the States of Colorado, Kansas, Wisconsin and Missouri in connection with the Security Agreement, which have been executed by Purchaser; provided, however, that Seller shall be
           --------  -------
responsible for preparing and delivering the UCC-1 financing statements to Purchaser on or prior to the Closing Date.

                (b) A copy of the treasury request issued to Convergent's transfer agent pursuant to Section 4.2(d).

                (c) Certified copies of resolutions adopted by the Board of Directors of Purchaser authorizing the execution of this Agreement and the purchase of the Purchased Assets and the assumption of the Assumed Liabilities in accordance with the terms hereof.

                (d) Certified copies of resolutions adopted by the Board of Directors of Convergent authorizing the issuance of the Convergent Stock.

                (e) An opinion of Purchaser's counsel substantially in the form of Exhibit F.
        ---------

                (f) An Officer's Certificate executed by an authorized officer of Purchaser certifying that all of Purchaser's representations and warranties contained in Section 7 are true and correct on the Closing Date.

                (g) A copy of Convergent's Form 10-Q for the quarterly period ended September 30, 1998, previously provided to the holders of the senior notes of Convergent.

10.3.   Deliveries During the Cure Period. Purchaser shall have delivered, or
        ---------------------------------
caused to be delivered, to Seller the following documents on or prior to the expiration of the Cure Period:

                (a) A stock certificate representing 30,000 shares of Convergent Stock.

                (b) A stock certificate representing the Additional Shares, if any.

                (c)      An executed original of the Secured Contingent Note.

10.4.   Cooperation in Obtaining Consents.  Purchaser shall use commercially
        ---------------------------------
reasonable efforts in response to any reasonable request of Seller to assist Seller in obtaining any consent of third parties necessary for the consummation of the transactions contemplated by this Agreement during the Cure Period.

10.5.   Waiver of Compliance with Bulk Sales Laws.  Purchaser hereby waives
        -----------------------------------------
compliance by Seller with the requirements of any so called bulk sales or transfers laws of any jurisdiction in connection with the sale of the Purchased Assets to Purchaser; but such waiver shall not affect the obligation of Seller under Section 15 to indemnify Purchaser and hold Purchaser harmless from and against any loss, liability, damage or expense which Purchaser may suffer or sustain or to which Purchaser may become subject as a result of or in connection with the failure by Seller to so comply.

10.6.   Access to Books and Records After the Closing Date.  For a period of
        --------------------------------------------------
three (3) years following the Closing Date, Purchaser agrees to maintain in a reasonably accessible place any books and records delivered to Purchaser pursuant to Section 1.6, to provide Seller and its representatives reasonable access to such books and records during normal business hours and to provide copies of such books and records to Seller or its representatives, at Seller's expense. Purchaser agrees to notify Seller prior to disposing of any such books and records and, upon request made within sixty (60) days after receipt of such notice, to deliver such books and records to Seller at Seller's expense.

10.7.   Change of Name.  As of the Closing Date, Purchaser shall refrain from
        --------- ----
using the name "SoftNet Business Solutions."

11.     REPRESENTATIONS, COVENANTS AND AGREEMENTS OF SELLER.  SELLER HEREBY
        ---------------------------------------------------
REPRESENTS, COVENANTS AND AGREES THAT:

11.1.   Accuracy of Representations and Warranties.  Each of the representations
        ------------------------------------------
and warranties of Seller contained in this Agreement or in any schedule, certificate or other document delivered by Seller is true and correct in all respects, and Seller has performed and satisfied all of its covenants, conditions and agreements and shall have delivered to Purchaser all documents and agreements required by this Agreement to be performed, satisfied or delivered by Seller on or prior to the Closing Date.

11.2.   Deliveries on the Closing Date.  Seller shall have delivered or
        ------------------------------
caused to be delivered to Purchaser the following documents at or prior to the Closing Date, unless otherwise specified herein:

                (a) An executed original of this Agreement and the Bill of Sale, Assumption of Liabilities and Assignment of Contracts in the form attached hereto as Exhibit D.
          ----------

                (b) Certified copies of resolutions adopted by the Board of Directors and Shareholder of Seller authorizing the execution of this Agreement and the sale of the Purchased Assets to Purchaser in accordance with the terms hereof.

                (c) Certificate of status or good standing of Seller issued by the Secretaries of States of the States of Kansas, Missouri and Wisconsin, dated within two weeks of the Closing Date.

                (d) An opinion of Seller's Counsel substantially in the form of Exhibit G.

                (e) Executed UCC-2 Termination Statements for each of the Liens identified as UCC-1 file numbers 2177983, 2177984, 2177985, 2587559.

                (f) Written payment instructions with respect to the payment of the cash portion of the Purchase Price to be paid on the Closing Date.

                (g) An Officer's Certificate executed by an authorized officer of Seller certifying that all of Seller's representations and warranties contained in Section 8 are true and correct on the Closing Date.

                (h) All necessary governmental approvals, permits and licenses required for the performance by Seller for the closing of the transactions contemplated by this Agreement.

                (i) Copies of the balance sheets of Shareholder as of September 30, 1997 and September 30, 1998 and statements of income and cash flows of Shareholder for the 12-month period then ended, all of which have been reviewed by Shareholder's independent certified public accountants.

                (j)     Copies of all invoices not otherwise attached to
Schedule 1.1 reflecting personal property that Purchaser has acquired hereunder.

                (k) Such other documents as Purchaser reasonably deems necessary or appropriate to vest in it good and marketable title to all or any part of the Purchased Assets, free and clear of all liens, encumbrances and other rights as provided in this Agreement

11.3.   Deliveries During the Cure Period.  Seller shall have delivered,
        ---------------------------------
or caused to be delivered, to Purchaser the following documents on or prior to the expiration of the Cure Period:

                (a) Written consents to the transfer or assignment to Purchaser of the Purchased Assets, including the Assumed Contracts and Assumed Leases, in a form and substance reasonably satisfactory to Purchaser; including but not limited to, consent to the transfer or assignment of the contract between Seller and Fujitsu Business Communication Systems, Inc., dated March 4, 1994 (the "Fujitsu Consent").

                (b) Evidence satisfactory to Purchaser that the three (3) contracts between Seller and Executone Information Systems, Inc., each dated October 1, 1996 (collectively, the "Executone Contracts") have been assigned to Purchaser and amended (the "Executone Assignments and Amendments"), which Assignment and Amendment shall delete Section 1 regarding "Competing Products" (as such term is defined therein), or, in the alternative, Seller shall deliver to Purchaser a written waiver of Section 1 of the Executone Contracts executed by Executone or a written consent executed by Executone providing for the ability of Purchaser to sell such "Competing Products."

                (c) Executed UCC-2 Amendments for each of the Liens identified on Schedule 8.6, naming Purchaser as the debtor.

                (d) A general ledger account reconciliation of Seller as of January 31, 1999.

                (e) Evidence satisfactory to Purchaser that Nations Bank is the successor-in-interest to the Bank IV, N.A. Equipment Lease Agreement No. 01-1130-001, dated July 22, 1996 and the Boatmen's National Bank Equipment Lease Agreement No. 01-1130-02, dated January 17, 1997.

11.4.   Access to Books and Records After the Closing Date.  For a period of
        --------------------------------------------------
three (3) years following the Closing Date, Seller agrees to maintain in a reasonably accessible place any books and records not delivered to Purchaser hereunder relating to the Business, to provide Purchaser and its representatives reasonable access to such books and records during normal business hours and to provide copies of such books and records to Purchaser or its representatives, at their expense. Seller agrees to notify Purchaser prior to disposing of any such books and records and, upon request made within sixty (60) days after receipt of such notice, to deliver such books and records to Purchaser at Purchaser's expense.

11.5.   Continued Assistance.  Seller shall refer to Purchaser in writing, as
        --------------------
promptly as practicable, any letters, orders, notices, requests, inquiries and other communications relating to the Business, together with notice of any telephone calls received with respect to the Business. Seller shall use its reasonable efforts to refer any such contacts or inquiries to Purchaser by instructing the inquiring party to contact Purchaser at the address and phone number listed in Section 17.5. Seller shall use its reasonable best efforts to cooperate in an orderly transfer of the Business and to assist Purchaser in the successful continuation of the operation of the Business. After the Closing Date, Seller shall promptly transfer and deliver to Purchaser upon Seller's receipt any cash or other property that Seller may receive in respect of any Assumed Contract or Assumed Lease. From time to time, Seller shall execute, acknowledge and deliver such documents, instruments or assurances and take such other actions as Purchaser may reasonably request to more effectively assign, convey and transfer the Purchased Assets.

11.6.   Change of Name.  As of the Closing Date, Seller shall immediately
        --------- ----
cease to use, and thereafter refrain from using, the trade names "BT Services" and "Kansas Communications," and shall file any and all documents required to allow Purchaser to use such name or any variation thereof, if any.

11.7.   Limitations on Certain Corporate Actions.  Seller agrees that from and
        ----------------------------------------
after the Closing Date and for a period of two (2) years, Seller will not (a) dissolve or otherwise terminate its legal existence, or (b) merge or consolidate with any other corporation in a merger consolidation in which it is not the surviving or resulting corporation.

12.     INTENTIONALLY OMITTED.
        ---------------------

13.     INTENTIONALLY OMITTED.
        ---------------------

14.   INDEMNIFICATION BY PURCHASER.
      ----------------------------

14.1. Indemnification. Purchaser and its successors shall indemnify, defend and
      ---------------
hold Seller, each of Seller's subsidiaries, Shareholder, affiliates, officers, directors, employees, agents, successors and assigns (Seller and such persons, collectively, "Seller's Indemnified Persons") harmless from and against any demand, claim, damage, liability, loss (which shall include any diminution in value), cost, deficiency or expense (including, but not limited to, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors (collectively, the "Seller's Losses") imposed or incurred by Seller's Indemnified Persons, directly or indirectly, arising out of, resulting from or relating to:

                (a) any inaccuracy in or breach of any representation or warranty of Purchaser pursuant to this Agreement in any respect, whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof, including schedules and documents delivered pursuant hereto;

                (b) any failure of Purchaser to duly perform or observe any term, provision, expectation, covenant or agreement to be performed or observed by Purchaser pursuant to this Agreement or any of the documents contemplated by this Agreement;

                (c)     the operation of the Purchased Assets after the Closing
Date;

                (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim resulting from the operation of the Purchased Assets and discharge of the Assumed Liabilities by Purchaser after the Closing Date; or

                (e) acts or omissions in connection with business activities conducted or to be conducted by Purchaser, including, without limitation, the sale of goods or provision of services after the Closing Date.

14.2.   Procedures.  The procedural rules set forth in Section 15.2
        ----------
shall apply with respect to indemnification by Purchaser except that the parties' respective obligations under Section 15.2 shall be reversed as appropriate.

14.3.   Survival of Indemnification.  The obligations of Purchaser to
        ----------- ---------------
indemnify and hold Seller's Indemnified Persons harmless shall survive for the applicable statute of limitations.

14.4.   Remedies Cumulative.  The remedies provided by this Section 14 shall
        -------------------
be cumulative and shall not preclude the assertion by Seller's Indemnified Persons of any other rights or the seeking of any other remedies against Purchaser.

15.     INDEMNIFICATION BY SELLER.
        -------------------------

15.1.   Indemnification.  Seller and its successors shall indemnify, defend and
        ---------------
hold Purchaser, each of Purchaser's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Purchaser and such persons, collectively, "Purchaser's Indemnified Persons") harmless from and against any demand, claim, damage, liability, loss (which shall include any diminution in value), cost, deficiency or expense (including, but not limited to, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, the "Purchaser's Losses") imposed or incurred by Purchaser's Indemnified Persons, directly or indirectly, arising out of, resulting from or relating to:

                (a) any inaccuracy in or breach of any representation or warranty of Seller pursuant to this Agreement in any respect, whether or not Purchaser's Indemnified Persons relied thereon or had knowledge thereof, including schedules and documents delivered pursuant hereto;

                (b) any failure of Seller to duly perform or observe any term, provision, expectation, covenant or agreement to be performed or observed by Seller pursuant to this Agreement or any of the documents contemplated by this Agreement;

                (c) any and all liabilities or obligations of Seller other than the Assumed Liabilities, including, but not limited to, any fines, penalties, interest or other changes that may be imposed as a result of any tax returns of Seller that have been or were required to be, filed on or prior to the Closing Date, including, without limitation, tax returns for which extensions have been granted and tax returns for liabilities accruing prior to the Closing Balance Sheet Date;

                (d) any material misrepresentations in or omissions from any Exhibit, Schedule or other attachment to this Agreement;

                (e) any action, suit, investigation, proceeding, demand, assessment, audit judgment, claim, including any employment-related claim relating to the time period on or prior to the Closing Date (collectively "Claims"), even though such claims may not be filed or come to light until after the Closing Date;

                (f) acts or omissions in connection with business activities conducted or to be conducted by Seller, including, without limitation, the sale of goods or provision of services prior to the Closing Date;

                (g) any fees or expenses owed or owing to Shoreline Pacific Institutional Finance;

                (h) any failure to comply with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Assets to Purchaser other than nonpayment of the Assumed Liabilities; or

                (i)     Schedules 8.4, 8.9, 8.11, 8.13, 8.15,8.16 and 8.19.

        The obligations of Seller to indemnify and hold Purchaser's Indemnified Persons harmless as described herein shall survive after the Closing Date and the consummation of the transactions contemplated by this Agreement.

15.2.   Procedures.  Purchaser's Indemnified Persons shall give Seller prompt
        ----------
written notice of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this Section 15 applies (the "Indemnification Notice"). If the document evidencing such claim or demand is a court pleading, Purchaser shall give such notice within ten (10) days of receipt of such pleading, otherwise, Purchaser shall give such notice within thirty (30) days of the date it receives written notice of such claim. Failure to give timely notice, including the Indemnification Notice, of a matter which may give rise to an indemnification claim shall not affect the rights of Purchaser's Indemnified Persons to collect such Loss from Seller so long as such failure to so notify does not materially adversely affect Seller's ability to defend such Loss against a third party.

        If Purchaser's Indemnified Persons' request for indemnification arises from the claim of a third party, the written notice, including the Indemnification Notice, shall permit Seller to assume control of the defense of any such claim, or any litigation resulting from such claim. Failure by Seller to notify Purchaser's Indemnified Persons of its election to defend a complaint by a third party within ten (10) days shall be a waiver by Seller of its right to respond to such complaint and within thirty (30) days after notice thereof shall be a waiver by Seller of its right to assume control of the defense of such claim or action. If Seller assumes control of the defense of such claim or litigation resulting therefrom, Seller shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and Seller hold Purchaser's Indemnified Persons, to the extent provided in this
Section 14, harmless from and against all Seller's Losses arising out of or resulting from any settlement approved by Seller or any judgment in connection with such claim or litigation. Notwithstanding Seller's assumption of the defense of such third-party claim or demand, Purchaser's Indemnified Persons shall have the right to participate in the defense of such third-party claim or demand at its own expense. Seller shall not, in the defense of such claim or litigation, consent to entry of any judgment or enter into any settlement, except in either case with written consent of Purchaser's Indemnified Persons, which consent shall not be unreasonably withheld. Purchaser's Indemnified Persons shall furnish Seller in reasonable detail all information Purchaser's Indemnified Persons may have with respect to any such third-party claim and shall make available to Seller and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Seller in the defense of such third-party claim.

        If Seller does not assume control of the defense of any such third-party claim or litigation resulting therefrom, Purchaser's Indemnified Persons may defend against such claim or litigation in such manner as it may reasonably deem appropriate, and Seller shall indemnify Purchaser's Indemnified Persons from any Purchaser's Loss indemnifiable under Section 14.1 incurred in connection therewith.

        All statements of fact contained in any written statement, certificate, schedule, exhibit, or other document delivered to Purchaser by or on behalf of Seller pursuant to Section 7 of this Agreement shall be deemed representations and warranties of Seller hereunder.

15.3.   Survival of Indemnification.  The obligations of Seller to indemnify
        ---------------------------
and hold Purchaser's Indemnified Persons harmless shall survive for three years from the Closing Date.

15.4.   Remedies Cumulative.  The remedies provided by this Section 15
        -------------------
shall be cumulative and shall not preclude the assertion by Purchaser's Indemnified Persons of any other rights or the seeking of any other remedies against Seller.

15.5.   Right to Set-Off.  Purchaser shall have the right to set off
        ----------------
any amounts, including amounts owed under the Secured Contingent Note and the Secured Purchaser's Note, in that order, owed by Purchaser to Seller for any of Purchaser's Losses that may arise hereunder. In the event that the outstanding principal amount of the Secured Contingent Note or the Secured Purchaser's Note is required to be adjusted in accordance with this Section 15.5, Purchaser shall execute and deliver to Seller an Allonge Endorsement in the form attached hereto as Exhibit H-1 or Exhibit H-2, whichever the case may be (the "Allonge
   -----------    -----------
Endorsement"), and Seller shall attach such Allonge Endorsement to the Secured Contingent Note or the Secured Purchaser's Note, as the case may be. Upon execution and delivery of any Allonge Endorsement by Purchaser to Seller, the respective Secured Contingent Note or Secured Purchaser's Note, as the case may be, shall automatically be deemed to be amended to reflect any adjustment to the outstanding principal amount of such Note in accordance with the terms of this Agreement with no further action required by Purchaser.

16.     COVENANTS NOT TO COMPETE; NON-SOLICITATION.
        ------------------------------------------

16.1.   Seller's Non-Compete.  Seller agrees that for a period of one (1) year
        --------------------
from the Closing Date (the "Non-Compete Period"), Seller and its affiliates shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of a business that provides telephone service, equipment and installation and maintenance within any area or at any location constituting a Relevant Area. For the purposes of this Section 16, the "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of, any city within which the Purchaser or any parent, subsidiary or affiliate thereof is providing telephone service, equipment and installation and maintenance, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purposes of providing telephone service, equipment and installation or maintenance or has announced the intention to provide telephone service, equipment and installation and maintenance.

17.     MISCELLANEOUS.
        -------------

17.1.   Amendment and Severability.  This Agreement may be amended, modified or
        --------------------------
altered only by the express written agreement executed by Purchaser and Seller. If any provision of this Agreement or the application thereof to any party or circumstances shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been part of this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

17.2.   Definition of Knowledge.  In this Agreement, any reference to the
        -----------------------
knowledge or awareness of Seller shall mean the knowledge of Garrett Girvan, Mark Phillips, James Walker, Tom Zalewski, Rick Prosser and Keri Lambertz after each of them individually shall have made the inquiry that a reasonably prudent business person would have made with respect to such matters.

17.3.   Definition of Material Adverse Effect.  In this Agreement, any
        -------------------------------------
reference to a material adverse effect shall mean any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations, taken as a whole, and is specific to the Seller and not an effect arising from or in connection with changes in Seller's industry.

17.4.   Waiver.  The failure of Seller or Purchaser to insist, in any or more
        ------
instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition. Moreover, Purchaser's or Seller's decision to close this transaction notwithstanding its constructive or actual knowledge of the breach by Seller or Purchaser of one or more of their representations, warranties or obligations hereunder shall not relieve such parties of their indemnification obligations hereunder with respect to such breach; in such case, Purchaser and Seller specifically are relying upon each other's indemnification obligation, as well as the underlying representation, warranty or contractual obligation. All rights and remedies granted in this Agreement to Purchaser and Seller shall be cumulative and nonexclusive of all other rights and remedies that Purchaser and Seller may have.

17.5.   Notices.  Any notice to be given hereunder shall be given in writing
        -------
and (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written communications; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid; or (d) by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:
          in the case of Purchaser, to:

               Convergent Communications Services, Inc.
               400 Inverness Drive South
               Fourth Floor
               Englewood, CO 80112
               Attn: Legal Department
               Telephone:(303) 749-3000
               Facsimile: (303) 749-3113

          with a copy to:

               Freeborn & Peters
               950 Seventeenth Street

               Suite 2600
               Denver, CO 80202
               Attn: Robin Bambach, Esq.
               Telephone: (303) 628-4200
               Facsimile: (303) 628-4240

          and in the case of Seller, to

               Kansas Communications, Inc.
               650 Townsend, Suite 225
               San Francisco, CA 94103-4908
               Attn: Steven M. Harris, Esq.
               Telephone: (415) 365-2500
               Facsimile: (415) 365-2555


          with a copy to:

               Jeffer, Mangels, Butler & Marmaro, LLP
               One Sansome Street, Twelfth Floor
               San Francisco, CA 94104
               Attn: William S. Solari, III, Esq.
               Telephone: (415) 398-8080
               Facsimile: (415) 398-5584

or to such other address as Seller or Purchaser may designate by notice in writing to the other. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section 17.5, such communications shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section 17.5, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this Section 17.5, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery as of the date of such failure or refusal.

17.6.   Benefit.  This Agreement shall be binding upon and inure to the benefit
        -------
and burden of the parties hereto, their successors and assigns. This Agreement may not be assigned by any party without the express written consent of the other party, which consent may be withheld in the sole discretion of the party requiring such consent.

17.7.   No Third Party Beneficiaries.  This Agreement shall be for and inure
        ----------------------------
to the benefit of Purchaser and Seller and there shall be no third party beneficiaries thereto. Specially excluded from any beneficial status hereunder are Seller's creditors, employees, customers and suppliers.

17.8.   Expenses; Taxes.  All expenses incurred by Seller or Purchaser in
        ---------------
connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees, shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense, except (a) as otherwise provided herein, and (b) any and all federal, state or local income, sales, use or other taxes or charges arising out of, resulting from or relating to Seller's sale of the Purchased Assets, and any and all real or personal property taxes or assessments applicable to the period before the Closing Date, shall be paid by Seller.

17.9.   Governing Law and Forum.  This Agreement shall be construed under the
        -----------------------
laws of the state of Colorado and any action to enforce, construe or modify this Agreement shall be brought in an appropriate court of competent jurisdiction in Colorado.

17.10.  Entire Agreement.  This Agreement, together with the Exhibits, the
        ----------------
Schedules and other documents to be delivered pursuant hereto, including that certain side letter agreement dated February 12, 199b between Purchaser and Seller, constitute the entire agreement among the parties hereto and there are no agreements, representations or warranties which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. All parties being represented by counsel, no one party shall be deemed the drafter of this Agreement with respect to its interpretation.

17.11.  Paragraph Headings.  The Section and paragraph headings contained in
        ------------------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17.12.  Time of the Essence.  Time is of the essence of this Agreement and
        ----------- -------
the obligations of the parties hereunder.

17.13.  Survival of Representations and Warranties.  The representations and
        ------------------------------- ----------
warranties of Purchaser and Seller provided herein shall survive after the Closing Date for a period of three (3) years following the Closing Date.

17.14.  Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.15.  Confidentiality.  Seller and Purchaser agree to not disclose the
        ---------------
terms and conditions of this Agreement except (i) as may be required to fulfill obligations hereunder; (ii) as may be required by law, regulation, custom or judicial or administrative proceeding; or, (iii) as and to the extent such information becomes known to the general public through no fault of either party in tangible, demonstrable form. Both parties shall take reasonable precautions to insure that their respective employers, employees and agents also treat such information in a confidential manner. The obligations of confidentiality shall survive the consummation of the transactions herein set forth.

17.16.  Public Announcement.  Each party acknowledges and agrees that either
        -------------------
party may make a public announcement of the transactions contemplated by this Agreement any time after the Closing Date provided that the other party approves the form and substance of any such public announcement prior to its release, which approval shall not be unreasonably withheld.

17.17.  Attachments.  All Exhibits, Schedules and attachments to this
        -----------
Agreement are made a part of this Agreement by this reference. Any information disclosed in an Exhibit, Schedule or attachment shall be deemed to be disclosed and incorporated into any other Exhibit, Schedule or attachment where such disclosure would be appropriate.

17.18.  Additional Documentation.  Seller shall from time to time, subsequent
        ------------------------
to the Closing Date, at Purchaser's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as Purchaser reasonably may require in order more effectively to effectuate the transfer of the Purchased Assets.

17.19.  Arbitration.  Notwithstanding anything to the contrary herein, in the
        -----------
event that there is any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby, the parties shall first attempt to resolve the dispute between each other. The party claiming the dispute shall provide written notification to the other party detailing the nature and facts of the dispute. The parties shall attempt to resolve the dispute within thirty (30) days, or such other longer period of time as the parties may mutually agree. In the event that the parties fail to resolve the dispute within the thirty (30) day period, or such other longer period as shall have been agreed upon by the parties, the dispute shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section 17.19 shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section 17,19; and further provided, that in the event the dispute involves an amount of money to be paid to a party, the arbitration shall only be commenced to the extent of the disputed amount. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

17.20.  Force Majeure.  This Agreement and the obligations of the parties
        -------------
hereunder shall not be impaired or invalidated and a party shall not be in breach hereof if such party is unable to fulfill any of its obligations hereunder or is delayed in doing so by reason of strike, labor troubles, acts of God or any cause beyond the reasonable control of such party.

             [The remainder of this page intentionally left blank.]

17.21.  Rules of Construction.  The parties hereto agree that they have been
        ---------------------
represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will construed against the party drafting such agreement or document.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                              CONVERGENT COMMUNICATIONS
                              SERVICES, INC., a Colorado corporation

                              By:   /s/ John R. Evans
                                 ________________________________
                                 Name:  John R. Evans
                                 Title:  Chief Executive Officer

                              KANSAS COMMUNICATIONS, INC., a Kansas corporation

                              By:   /s/ Garrett J. Girvan
                                 _______________________________
                                 Name:  Garrett J. Girvan
                                 Title:  Vice President

                                   SCHEDULES

Schedule 1.1        Personal Property
Schedule 1.2        Assumed Leases
Schedule 1.3.A.     Assumed Contracts
Schedule 1.3.B      Excluded Contracts
Schedule 1.4        Intangible Assets
Schedule 1.7        Prepaid Assets
Schedule 1.9        Vehicles
Schedule 1.10.A     Accounts Receivable
Schedule 1.10.B     Excluded Receivables
Schedule 1. 11      Inventory
Schedule 2          Excluded Assets
Schedule 3.2        Assumed Liabilities
Schedule 4.3        Closing Statement
Schedule 4.4        Allocation of Purchase Price
Schedule 8.4        Disclosed Liabilities
Schedule 8.6        Title to Purchased Assets
Schedule 8.10       Impairment of Contracts and Leases
Schedule 8.11       Litigation and Proceedings
Schedule 8.13       Taxes
Schedule 8.15       Compliance with Law
Schedule 8.19       Employee Contracts
Schedule 8.23       Year 2000 Compliance

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                                   EXHIBITS
                                   --------

Exhibit A               Secured July Note
Exhibit B               Security Agreement
Exhibit C               Secured Purchaser Note
Exhibit D               Secured Contingent Note
Exhibit E               Bill of Sale, Assumption of Liabilities
                         and Assignment of Contracts
Exhibit F               Form of Purchaser's Counsel Opinion
Exhibit G               Form of Seller's Counsel Opinion
Exhibit H-1             Allonge Endorsement to the Secured Contingent Note
Exhibit H-2             Allonge Endorsement to the Secured Purchaser's Note

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